Exhibit 99.1

NEWS RELEASE

DRESS BARN, INC. ANNOUNCES PARTICIPATION IN COWEN AND COMPANY
6TH ANNUAL CONSUMER CONFERENCE

SUFFERN, NY - JANUARY 7, 2008 - Dress Barn, Inc. (NASDAQ - DBRN), today announced that it will be presenting at the Cowen and Company 6th Annual Consumer Conference to be held at The Westin New York at Times Square in New York, NY.

The Dress Barn investor presentation will be webcast live at 2:00 p.m. ET on Tuesday, January 15, 2008 and can be accessed at http://www.dressbarn.com.

ABOUT DRESS BARN, INC.

Dress Barn, Inc. (NASDAQ - DBRN), is a leading national specialty apparel retailer offering quality casual and career fashion apparel through its dressbarn and maurices brands. As of December 29, 2007, the Company operated 822 dressbarn stores in 46 states and 638 maurices stores in 43 states. For more information, please visit www.dressbarn.com and www.maurices.com.

Forward-Looking Statements

Certain statements made within this press release may constitute “forward-looking statements”, within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. The Company does not undertake to publicly update or review its forward-looking statements even if experience or future changes make it clear that our projected results expressed or implied will not be achieved. Detailed information concerning a number of factors that could cause actual results to differ materially from the information contained herein is readily available on our most recent report on Form 10-K for the year ended July 28, 2007 and Form 10-Q for the quarter ended October 27, 2007.

CONTACT:	Dress Barn, Inc.
Investor Relations
(845) 369-4600